Exhibit 3.1

AMENDMENT NO. 2 TO

EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

NUSTAR ENERGY L.P.

This AMENDMENT NO. 2, dated as of May 3, 2024 (this “Amendment”), to the Eighth Amended and Restated Agreement of Limited Partnership (as previously amended, the “Partnership Agreement”) of NuStar Energy L.P. (the “Partnership”) is hereby adopted by Riverwalk Logistics, L.P., a Delaware limited partnership (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein have the meanings ascribed to them in the Partnership Agreement.

WHEREAS, the Partnership Agreement provides the Partnership the right to redeem the Series A Preferred Units, Series B Preferred Units and Series C Preferred Units for the Series A Redemption Price, Series B Redemption Price and Series C Redemption Price, respectively, set forth in the Agreement.

WHEREAS, the Partnership desires to assign its right to redeem the Series A Preferred Units, Series B Preferred Units and Series C Preferred Units to Sunoco LP, and to amend this Agreement to clarify the effect of a purchase by such an assignee under the provisions of this Agreement.

WHEREAS, the General Partner has determined that this Amendment does not have a material adverse effect on the powers, preferences, duties or special rights of the Series A Preferred Units, Series B Preferred Units or Series C Preferred Units and that this Amendment does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect and that, therefore, this Amendment to the Partnership Agreement does not require the approval of any Limited Partner and may be adopted solely by the General Partner.

NOW THEREFORE, the General Partner hereby adopts this Amendment and amends the Partnership Agreement as follows:

Section 1. Amendment to Section 1.1. Section 1.1 shall be amended by amending and restating the following definitions as follows:

“Series A Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on March 15, 2017; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day; provided further that if the Partnership shall have delivered a Series A Redemption Notice pursuant to Section 16.5 then the final Series A Distribution Payment Date shall be the last Business Day prior to the Series A Redemption Date.

“Series B Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on September 15, 2017; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day; provided further that if the Partnership shall have delivered a Series B Redemption Notice pursuant to Section 17.5 then the final Series B Distribution Payment Date shall be the last Business Day prior to the Series B Redemption Date.

“Series C Distribution Payment Date” means the 15th day of March, June, September and December of each year, commencing on March 15, 2018; provided, however, that if any Series C Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series C Distribution Payment Date shall instead be on the immediately succeeding Business Day; provided further that if the Partnership shall have delivered a Series C Redemption Notice pursuant to Section 18.5 then the final Series C Distribution Payment Date shall be the last Business Day prior to the Series C Redemption Date.

Section 2. Amendment to Section 16.3(a). Section 16.3(a) shall be amended by adding the following as a new final sentence thereof:

If the Partnership shall have delivered a Series A Redemption Notice pursuant to Section 16.5 then the Partnership may, but shall not be required to, include in the final Series A Distribution the amount of distributions scheduled to accumulate from the final Series A Distribution Payment Date through the Series A Redemption Date.

Section 3. Amendment to Section 16.3(b). Section 16.3(b) shall be amended by adding the following as a new final sentence thereof:

If the Partnership shall have delivered a Series A Redemption Notice pursuant to Section 16.5 in connection with any redemption of all (but not less than all) of the then Outstanding Series A Preferred Units, then the General Partner may set the Series A Distribution Record Date at such date as may be designated by the General Partner in accordance with this Article XVI.

Section 4. Amendment to Section 16.5. Section 16.5 shall be amended by adding a new section (g) thereof which reads as follows:

(g) In connection with any redemption of all (but not less than all) of the then Outstanding Series A Preferred Units pursuant to this Section 16.5, the Partnership may, at its election, assign the right to purchase such Series A Preferred Units to any Affiliate of the Partnership. If the Partnership assigns such rights, such Series A Preferred Units shall be purchased directly by the assignee consistent with the provisions of this Section 16.5 as if the assignee was the Partnership; provided, however, that such purchased Series A Preferred Units shall not be cancelled, but shall remain outstanding and distributions on such purchased Series A Preferred Units shall continue to accumulate for the benefit of the assignee; and provided further, however, that in connection with any such assignment, the Partnership shall not be relieved of any liability or obligation to the holders of the Series A Preferred Units related to such redemption set forth in this Agreement unless and until and only to the extent such obligations are fully satisfied by the Affiliate assignee. The purchase of Series A Preferred Units pursuant to this Section 16.5(g) shall be treated as a purchase of such Series A Preferred Units by the assignee for U.S. federal and applicable state and local income tax purposes, and the Partnership shall prepare and file all tax returns consistent with such treatment.

Section 5. Amendment to Section 17.3(a). Section 17.3(a) shall be amended by adding the following as a new final sentence thereof:

If the Partnership shall have delivered a Series B Redemption Notice pursuant to Section 17.5 then the Partnership may, but shall not be required to, include in the final Series B Distribution the amount of distributions scheduled to accumulate from the final Series B Distribution Payment Date through the Series B Redemption Date.

Section 6. Amendment to Section 17.3(b). Section 17.3(b) shall be amended by adding the following as a new final sentence thereof:

If the Partnership shall have delivered a Series A Redemption Notice pursuant to Section 17.5 in connection with any redemption of all (but not less than all) of the then Outstanding Series B Preferred Units, then the General Partner may set the Series B Distribution Record Date at such date as may be designated by the General Partner in accordance with this Article XVII.

Section 7. Amendment to Section 17.5. Section 17.5 shall be amended by adding a new section (g) thereof which reads as follows:

(g) In connection with any redemption of all (but not less than all) of the then Outstanding Series B Preferred Units pursuant to this Section 17.5, the Partnership may, at its election, assign the right to purchase such Series B Preferred Units to any Affiliate of the Partnership. If the Partnership assigns such rights, such Series B Preferred Units shall be purchased directly by the assignee consistent with the provisions of this Section 17.5 as if the assignee was the Partnership; provided, however, that such purchased Series B Preferred Units shall not be cancelled, but shall remain outstanding and distributions on such purchased Series B Preferred Units shall continue to accumulate for the benefit of the assignee; and provided further, however, that in connection with any such assignment, the Partnership shall not be relieved of any liability or obligation to the holders of the Series B Preferred Units related to such redemption set forth in this Agreement unless and until and only to the extent such obligations are fully satisfied by the Affiliate assignee. The purchase of Series B Preferred Units pursuant to this Section 17.5(g) shall be treated as a purchase of such Series B Preferred Units by the assignee for U.S. federal and applicable state and local income tax purposes, and the Partnership shall prepare and file all tax returns consistent with such treatment.

Section 8. Amendment to Section 18.3(a). Section 18.3(a) shall be amended by adding the following as a new final sentence thereof:

If the Partnership shall have delivered a Series C Redemption Notice pursuant to Section 18.5 then the Partnership may, but shall not be required to, include in the final Series C Distribution the amount of distributions scheduled to accumulate from the final Series C Distribution Payment Date through the Series C Redemption Date.

Section 9. Amendment to Section 18.3(b). Section 18.3(b) shall be amended by adding the following as a new final sentence thereof:

If the Partnership shall have delivered a Series A Redemption Notice pursuant to Section 18.5 in connection with any redemption of all (but not less than all) of the then Outstanding Series C Preferred Units, then the General Partner may set the Series C Distribution Record Date at such date as may be designated by the General Partner in accordance with this Article XVIII.

Section 10. Amendment to Section 18.5. Section 18.5 shall be amended by adding a new section (g) thereof which reads as follows:

(g) In connection with any redemption of all (but not less than all) of the then Outstanding Series C Preferred Units pursuant to this Section 18.5, the Partnership may, at its election, assign the right to purchase such Series C Preferred Units to any Affiliate of the Partnership. If the Partnership assigns such rights, such Series C Preferred Units shall be purchased directly by the assignee consistent with the provisions of this Section 18.5 as if the assignee was the Partnership; provided, however, that such purchased Series C Preferred Units shall not be cancelled, but shall remain outstanding and distributions on such purchased Series C Preferred Units shall continue to accumulate for the benefit of the assignee; and provided further, however, that in connection with any such assignment, the Partnership shall not be relieved of any liability or obligation to the holders of the Series C Preferred Units related to such redemption set forth in this Agreement unless and until and only to the extent such obligations are fully satisfied by the Affiliate assignee. The purchase of Series C Preferred Units pursuant to this Section 18.5(g) shall be treated as a purchase of such Series C Preferred Units by the assignee for U.S. federal and applicable state and local income tax purposes, and the Partnership shall prepare and file all tax returns consistent with such treatment.

Section 11. Ratification of Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

Section 12. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partner has adopted this Amendment as of the date first written above.

GENERAL PARTNER:

RIVERWALK LOGISTICS, L.P.

By:	NuStar GP, LLC, its General Partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

NUSTAR ENERGY L.P.